UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

NEW PROVIDENCE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41023	86-1433401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Research Blvd Suite 160C, PMB 1081 Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 231-7070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	NPABU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	NPAB	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	NPABW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the special meeting in lieu of an annual meeting of stockholders (the “Extension Meeting”) of New Providence Acquisition Corp. II, a Delaware corporation (the “Company”), to extend the date by which the Company has to consummate a business combination (the “Charter Extension”) from May 9, 2023 to May 9, 2024, the Company and New Providence Acquisition II LLC (the “Sponsor”), entered into share transfer agreements (each, an “Agreement” and collectively, the “Agreements”) with several holders (the “Holders”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), pursuant to which such Holders have agreed not to redeem an aggregate of 4,600,000 Class A Shares (the “Non-Redeemed Shares”) in connection with the Charter Extension. In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to forfeit and surrender to the Company for no consideration an aggregate of 1,380,000 Class A Shares and shares of Class B common stock, par value $0.0001 per share held by the Sponsor, at the closing of the Company’s initial business combination, and the Company has agreed to issue an aggregate of 1,380,000 Class A Shares to the Holders at such time.

The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Agreements filed herein as Exhibit 10.1 and incorporated herein by reference.

Important Information and Where to Find It

On April 19, 2023, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Extension Meeting (the “Definitive Proxy Statement”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: New Providence Acquisition Corp. II, 10900 Research Blvd, Suite 160C, PMB 1081, Austin, TX 78759.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Extension Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Share Transfer Agreements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2023

NEW PROVIDENCE ACQUISITION CORP. II

By:	/s/ James Bradley
Name:	James Bradley
Title:	Chief Financial Officer

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